UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 14, 2025

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware	000-26099	94-3327828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West Pine Street, Lodi, California	95240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (209) 367-2300

Former name or former address, if changed since last report
Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          On January 14, 2025, the Board of Directors of Farmers & Merchants Bancorp (the “Company”) approved a form of Restricted Stock Award Agreement for the grant of restricted stock awards to the Company’s employees, officers (including the Company’s named executive officers) and non-employee directors under the Farmers & Merchants Bancorp 2025 Restricted Stock Retirement Plan (the “2025 Plan”).

The above description of the form of Restricted Stock Award Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Restricted Stock Award Agreement (2025 Plan), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement (2025 Plan)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2025

FARMERS & MERCHANTS BANCORP

	By:	/s/ Bart R. Olson
Bart R. Olson
Executive Vice President & Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Restricted Stock Award Agreement (2025 Plan)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)